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                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          GLOBAL DIVIDEND GROWTH SECURITIES


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |            ERV         |
         T  = |    \  |       -------------    | - 1
              |     \ |             P          |
              |      \|                        |
              |_                              _|

         T = AVERAGE ANNUAL TOTAL RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT

                                                            (A)
 $1,000           ERV AS OF    AGGREGATE      NUMBER OF   AVERAGE ANNUAL
INVESTED - P      31-Mar-97    TOTAL RETURN   YEARS - n   TOTAL RETURN - T
------------      ---------    ------------   ---------   ----------------

31-Mar-96         $1,075.80           7.58%        1.00              7.58%

30-Jun-93         $1,575.80          57.58%        3.75             12.89%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                _                              _
               |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |            EV          |
           t  =|    \  |       -------------    |  - 1
               |     \ |            P           |
               |      \|                        |
               |_                              _|

                        EV
         TR  =     ----------       - 1
                        P


    t = AVERAGE ANNUAL TOTAL RETURN
       (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                  (C)                         (B)
 $1,000             EV AS OF     TOTAL            NUMBER OF   AVERAGE ANNUAL
INVESTED - P        31-Mar-97    RETURN - TR      YEARS - n   TOTAL RETURN - t
------------        ---------    -----------      ---------   ----------------

31-Mar-96           $1,125.80         12.58%           1.00             12.58%

30-Jun-93           $1,595.80         59.58%           3.75             13.27%


(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000

FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION


                              (D)  GROWTH OF    (E) GROWTH OF    (F) GROWTH OF
$10,000        TOTAL              $10,000          $50,000          $100,000
INVESTED - P   RETURN - TR    INVESTMENT - G    INVESTMENT- G    INVESTMENT- G
------------   -----------    ---------------   --------------   -------------

30-Jun-93            59.58            $15,958          $79,790        $159,580